UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2006
MACQUARIE INFRASTRUCTURE COMPANY TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-32385	20-6196808

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street,
New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
SIGNATURES
EX-2.1: SALE AND PURCHASE AGREEMENT
EX-2.2: PUT AND CALL OPTION AGREEMENT
EX-99.1: UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
EX-99.2: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
Sale of MIC’s Interest in Yorkshire Link
On August 23, 2006, Macquarie Infrastructure Company LLC (“MIC”), and its wholly-owned subsidiaries Macquarie Yorkshire LLC and MIC European Financing SarL entered into a sale and purchase agreement (“SPA”) with Secondary Market Infrastructure Fund UK LP (“SMIF”) to sell Macquarie Yorkshire Limited, the holding company for its 50% interest in Connect M1-A1 Holdings Limited (“CHL”) for GBP 43.6 million, increasing by GBP 7,000 per day from September 30, 2006 until the closing. CHL is the indirect holder of the Yorkshire Link toll road concession in the U.K, a 19-mile shadow toll road south of Leeds in England. The transaction is expected to close prior to the end of November, 2006 and MIC is entitled to receive dividend and interest payments for all periods ending on or prior to September 30, 2006. Completion of the sale to SMIF is subject to the waiver or exercise of the pre-emptive rights of MIC’s 50% partner in CHL over MIC’s interest and customary third party approvals. If MIC’s partner in CHL exercises their pre-emptive rights then the sale of MIC’s interest will be made to MIC’s partner rather than SMIF on the same terms as agreed with SMIF.
The SPA includes customary warranties and indemnities and is subject to customary closing conditions, including third party and government consents. The indemnity obligations are capped at 100% of the sale proceeds for breach of warranties relating to ownership and authority and for tax matters and 50% of the sale proceeds for breach of all other warranties. The indemnities last for 1 year except for indemnities relating to tax matters which last for 7 years.
MIC has entered into foreign exchange forward transactions to lock in the rate at which substantially all of the proceeds of sale will be converted from pounds sterling to US dollars. Based on the hedged conversion rate, MIC would receive approximately $81.3 million in proceeds, net of transaction costs, and record a gain on the sale of approximately $432,000 at the gross sale price of GBP 43.8 million assuming the sale closed on October 31, 2006. Based on the same assumptions, MIC anticipates generating a total holding period internal rate of return (including distributions and sale proceeds) from its investment in Yorkshire Link of approximately 10.2% after tax. MIC intends to use the proceeds from the sale to reduce its borrowings under the acquisition credit facility at its Macquarie Infrastructure Company Inc. subsidiary.
Macquarie Bank Limited (“MBL”) advised MIC on the sale and MIC expects to pay MBL a fee of 1% of the sale proceeds upon closing of the transaction. In addition, 50% of the foreign exchange hedges entered into by MIC were executed with MBL at market rates. MBL is the ultimate parent of MIC’s manager.

Put and Call Option Agreement relating to MIC’s Interest in South East Water
On August 23, 2006, MIC, through its wholly-owned subsidiary South East Water LLC, entered into a put and call option agreement with MEIF Luxembourg Holdings SA (“MLH”), a subsidiary of the Macquarie European Infrastructure Fund LP (“MEIF”), with respect to its 17.5% indirect interest in South East Water (“SEW”). South East Water is a regulated clean water utility located in south east England providing service to approximately 600,000 household and industrial customers.
The agreement provides MIC with an option to sell and MLH with an option to buy MIC’s interest in Macquarie Luxembourg Water S.a.r.L., the holding company of SEW, at a sale price of GBP 33.1 million. The sale price reflects the absence of control associated with the minority interest and will be adjusted up from the June 30, 2006 valuation date through the date of sale by any increases in value and adjusted down for the value of any distributions received from SEW by MIC between the date of the agreement and the date of sale. The put option is exercisable immediately and the call option is exercisable following MIC’s receipt of a further distribution payment from SEW expected in September or October of 2006. Both the put and call option expire on April 1, 2007, if not exercised prior to that date.
The option agreement also provides that in the event that MEIF acquires MIC’s interest through either the put or the call option, and then subsequently re-sells, or enters into a binding agreement to re-sell, that interest prior to April 1, 2007 at a price that is higher than that generated for MIC by the exercise of the option, MEIF will be required to pay MIC the difference, less MEIF’s transaction costs and taxes attributable to the difference. If MEIF subsequently sells the interest acquired from MIC prior to April 1, 2007 at a price that is lower than the price paid to MIC, MIC is required to pay MEIF the difference with similar adjustments for MEIF’s transaction costs.
MIC intends to put its indirect interest in SEW to MEIF in October 2006, following the expected payment of a distribution from SEW in September. MIC has entered into foreign exchange forward transactions to lock in the rate at which substantially all of the procceds of sale will be converted from pounds sterling to US dollars. Based on the hedged conversion rate, if the option is exercised as of September 30, 2006 at the above base price with the total return adjustment, MIC would receive estimated proceeds of $61.0 million, net of transaction costs, and would record a gain on the sale of its interest in SEW of approximately $21.4 million. Based on the same assumptions, MIC anticipates generating a total holding period internal rate of return (including distributions and sale proceeds) from its investment in SEW of approximately 47% after tax. MIC intends to use the proceeds from a sale to reduce its borrowings under the acquisition credit facility at its Macquarie Infrastructure Company Inc. subsidiary.
The manager of MEIF is a subsidiary of Macquarie Bank Limited, an affiliate of MIC’s manager. The option agreement is on arms-length terms, with the purchase price being established based on the mutually agreed fair value of MIC’s minority interest in SEW as at June 30, 2006.

Item 9.01 Financial Statements and Exhibits
b) Pro forma financial information
The unaudited pro-forma condensed combined financial statements of the Company as of and for the six months ended June 30, 2006 and for the year ended December 31, 2005 are attached as Exhibit 99.1 to this Report and are incorporated into this Item 9.01(b) by reference.
The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and notes thereto of the Company, as filed with the Securities and Exchange Commission (“SEC”) in its Form 10-K filed March 15, 2006 and the condensed financial statements and related notes thereto of the Company, as filed with the SEC in its Form 10-Q filed August 9, 2006.
The unaudited pro forma condensed financial statements should not be considered indicative of actual results that would have been achieved had the dispositions and the other transactions and events described been completed as of the dates or as of the beginning of the period indicated and do not purport to project the financial condition or results of the operations of the Company for any future date or period.
The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available. The pro forma adjustments are more fully described in the notes to the unaudited pro forma condensed financial statements.
c) Exhibits:

2.1	Sale and Purchase Agreement dated August 23, 2006 among Macquarie Yorkshire LLC, MIC European Financing SarL, Macquarie Infrastructure Company LLC and Secondary Market Infrastructure Fund UK LP, and related form of Tax Deed.

2.2	Put and Call Option Agreement dated August 23, 2006 among South East Water LLC and MEIF Luxembourg Holdings SA.

99.1	Unaudited pro forma condensed combined financial statements as of and for the six months ended June 30, 2006 and for the year ended December 31, 2005.

99.2	Press Release.

     FORWARD LOOKING STATEMENTS
This filing contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond the Company’s control including, among other things: its ability to successfully integrate and manage acquired businesses, including the ability to retain or replace qualified employees, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance debt, and implement its strategy; decisions made by persons who control its investments including the distribution of dividends; its regulatory environment for purposes of establishing rate structures and monitoring quality of service; changes in general economic or business conditions, or demographic trends, including changes to the political environment, economy, tourism, construction and transportation costs, changes in air travel, automobile usage, fuel and gas costs, including the ability to recover increases in these costs from customers; reliance on sole or limited source suppliers, particularly in our gas utility business; foreign exchange fluctuations; environmental risks; and changes in U.S. federal tax law.
Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
“Macquarie Group “ refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST
Date August 28, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date August 28, 2006	By:	/s/ Peter Stokes
	Name:	Peter Stokes
	Title:	Chief Executive Officer